[logo: RF&S]
                           Reznick Fedder & Silverman

            Certified Public Accountants o A Professional Corporation

       4520 East West Highway o Suite 300 o Bethesda, Maryland 20814-3319
                   o Phone (301) 652-9100 o Fax (301) 652-1848


                                  July 21, 1999


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                         -------------------------------


We consent to the inclusion in this Registration Statement on Form S-11 of our reports dated March 31, 1999 on the audited financial statements of BCTC IV Assignor Corp., Boston Capital Tax Credit Fund IV L.P., and Boston Capital Associated IV L.P., as of December 31, 1998. We also consent to the reference to our firm under the caption "Experts."


                                                  /s/ Reznick Fedder & Silverman
                                                  ------------------------------

                                                      REZNICK FEDDER & SILVERMAN


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
    Two Hopkins Plaza            212 S. Tryon Street          745 Atlantic Avenue       Two Premier Plaza, Suite 500
       Suite 2100                    Suite 1180                    Suite 800                5605 Glenridge Drive
Baltimore, MD 21201-2911      Charlotte, NC 28281-8100       Boston, MA 02111-2735         Atlanta, GA 30342-1376
  Phone (410) 783-4900          Phone (704) 332-9100         Phone (617) 423-5855           Phone (770) 844-0644
   Fax (410) 727-0460            Fax (704) 332-6444           Fax (617) 423-6651             Fax (770) 844-7363
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